Exhibit 10.4

GREATWATER HOLDINGS, LLC

E360 LLC
2000 Universal Studios, Ste 101
Orlando, FL  32819

Dear Sir or Madam:

The undersigned hereby requests to purchase five hundred (500) Membership Units in E360 LLC, a Florida limited liability company (the "Company") at a total price of $274,559.49, which amount has previous been paid to the Company.

The undersigned, understands and agrees that the Company is undertaking a speculative business venture and that no assurances have been or can be made by the Company or any person involved with the Company regarding the performance or business operation of the Company.  The undersigned acknowledges that it has conducted an independent investigation of the merits and risks of investing in the Company and is not relying on the Company, its Managers or any other related person or entity in connection with is investment decision.

The undersigned represents and warrants to the Company that he has received a copy of the: (i) Articles of Organization of the Company dated July 21, 2006 and (ii) form of Operating Agreement of the Company ("Operating Agreement").  The undersigned represents and warrants to the Company that it has reviewed such documents carefully prior to executing this letter agreement.  The undersigned acknowledges that it has had the opportunity to ask questions of, and receive answers from, representatives of the Company.

The undersigned understands that the Membership Units are not publicly traded and that there will be no public market for such Membership Units.  In addition, the undersigned understands and agrees that such Membership Units would be sold in a transaction, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and, in certain cases, of state securities laws, and that the Membership Units would be subject to transfer restrictions under the Act and applicable state securities laws (in addition to certain transfer restrictions provided by the Operating Agreement), and must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available.  The undersigned further understands and agrees that the Company is under no obligation to register the Membership Units and that any exemptions are extremely limited.

The undersigned represents and warrants to the Company that it would be acquiring the Membership Units for its own account for investment only and not with a view to any resale or distribution thereof.  The undersigned represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment represented by the Membership Units and that it is able to bear the economic risk of such investment including, without limitation, the risk that such investment must be held indefinitely by it, except to the extent that withdrawal is permitted under applicable law, and the risk of loss of the investment.  The undersigned acknowledges that, in selling Membership Units to it in a transaction exempt from the registration requirements of the Act and applicable state securities laws, the Company is relying on the foregoing representations.

The undersigned represents and warrants to the Company that:

(i)           It has all requisite power and authority to enter into and perform this letter agreement and to carry out the transactions contemplated hereby and that the execution, delivery and performance of this letter by the undersigned does not require the consent, waiver, approval, license or authorization of any person, government entity or public authority, and does not violate any law, decree or regulation applicable to the undersigned.

(ii)           This letter constitutes a legal, valid and binding obligation of the undersigned enforceable against it in accordance with its terms.

(iii)           The representations and warranties of the undersigned contained in this letter an all information furnished by the undersigned to the Company pursuant to this letter are true, accurate, complete and correct in all respects.

(iv)           This letter agreement constitutes the entire agreement between the undersigned and the Company relating to the subject matter hereof and supersedes any and all prior agreements or understandings, whether written or oral, by the parties.

The Membership Unites requested to be purchased hereby will be deemed issued upon acceptance by the Company.  Upon such acceptance, the undersigned shall execute and deliver to the Company the Operating Agreement and such other documents as may be reasonably requested by the Company or its counsel.  The undersigned acknowledges that upon acceptance, neither it nor any of its related parties shall be owned any amounts by the Company and all funds previously made available to the Company shall be deemed payment for the Membership Units.

The Company represents and warrants that:

(i)           the company has full right, power and authority to enter into this letter agreement and to sell the Membership Units hereunder, free and clear of all liens, charges, claims, security agreements, equities, options, pledges and encumbrances whatsoever;

(ii)           this letter agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms;

(iii)           there are no share certificates evidencing the Membership Units; and

(iv)           the Company is duly organized and validly existing under the laws of the State of Florida.

This letter agreement contains the entire agreement between the Company and the undersigned, shall be governed by and construed under the laws of the State of Florida, is intended take effect as an instrument under seal and shall be binding on the undersigned in accordance with its terms.

In executing this letter, the undersigned requ4ests to purchase the following:

(1)           MEMBERSHIP UNITS:            500

(2)           TOTAL CASH PAID:               $274,559.49

Executed this _____ day of ______, 2007, at _____________________, _____________.

GREATWATER HOLDINGS, LLC

By:
Jonah Ninger

Approved and Accepted:

E360 LLC

By:
Date signed: ____________________

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